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                                                                   EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Total Renal Care Holdings, Inc.:

  We consent to incorporation by reference in the registration statements (Nos. 33-84610, 33-83018, 33-99862, 33-99864 and 333-1620) on Form S-8 of
Total Renal Care Holdings, Inc. of our reports dated July 8, 1994, relating to the consolidated statements of income, stockholders' equity, and cash flows of Total Renal Care Holdings, Inc. for the year ended May 31, 1994, and related schedule, which reports appear in the December 31, 1996 annual report on Form 10-K of Total Renal Care Holdings, Inc.

KPMG Peat Marwick LLP

Seattle, Washington
March 7, 1997